10:12:47 AM                                             EXHIBIT 99. 11


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-I

                            KEY PERFORMANCE FACTORS
                                      JUNE, 1996



        Expected B Maturity                                       11/15/00


        Blended Coupon                                             5.6923%


        Excess Protection Level
          3 Month Average                                            5.12%
        June, 1996                                                   5.43%
        May, 1996                                                    4.85%
        April, 1996                                                  5.08%


        Cash Yield                                                  16.85%


        Investor Charge Offs                                         4.11%


        Base Rate                                                    7.31%


        Over 35 Day Delinquency                                      3.97%


        Seller's Interest                                           19.37%


        Total Payment Rate                                          10.78%


        Total Principal Balance                         $16,975,561,627.28


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $3,287,686,627.28